Exhibit 99.1

Vanda Pharmaceuticals Reports Fourth Quarter 2017 and Full Year 2017 Financial Results

Full year 2017 total revenues grew to $165.1 million, a 13% increase compared to 2016

WASHINGTON – February 14, 2018 – Vanda Pharmaceuticals Inc. (Vanda) (Nasdaq: VNDA) today announced financial and operational results for the fourth quarter and full year ended December 31, 2017.

Key Highlights:

•	Total net product sales from HETLIOZ® and Fanapt® were $44.3 million in the fourth quarter of 2017, a 7% increase compared to $41.3 million in the third quarter of 2017 and a 16% increase compared to $38.2 million in the fourth quarter of 2016.

HETLIOZ® (tasimelteon)

•	HETLIOZ® net product sales were $25.0 million in the fourth quarter of 2017, a 12% increase compared to $22.3 million in the third quarter of 2017 and a 30% increase compared to $19.3 million in the fourth quarter of 2016.

Fanapt® (iloperidone)

•	Fanapt® net product sales were $19.3 million in the fourth quarter of 2017, a 1% increase compared to $19.1 million in the third quarter of 2017 and a 2% increase compared to $18.9 million in the fourth quarter of 2016.

•	Fanapt® prescriptions, as reported by IQVIA, were 28,159 in the fourth quarter of 2017, a 1% increase compared to the third quarter of 2017, which represents the first quarter to demonstrate sequential growth since the second quarter of 2014.

Research and Development

Tradipitant

•	A tradipitant for atopic dermatitis Phase III clinical study is expected to begin in the first half of 2018.

•	A tradipitant clinical study for the treatment of gastroparesis is ongoing. Results are expected by the end of 2018.

HETLIOZ®

•	HETLIOZ® studies for the treatment of jet lag disorder (2102 and 3107) have each completed enrollment. Results from the jet lag disorder clinical program are expected in the first quarter of 2018.

•	Enrollment in a pharmacokinetic study of the HETLIOZ® pediatric liquid formulation was completed in the fourth quarter of 2017.

•	Enrollment in the Smith-Magenis Syndrome clinical study is ongoing. Results are expected by the end of 2018.

VTR-297 (histone deactetylase (HDAC) inhibitor)

•	A VTR-297 Phase I study (1101) in patients with hematologic malignancies is expected to start in the second half of 2018.

Cash, cash equivalents and marketable securities (Cash) were $143.4 million as of December 31, 2017, representing an increase to Cash of $2.1 million during 2017.

Non-GAAP Financial Results

Non-GAAP net income was $1.4 million for the fourth quarter of 2017, or $0.03 per share, compared to a Non-GAAP net income of $3.6 million, or $0.08 per share, for the fourth quarter of 2016. Vanda Non-GAAP net loss was $3.4 million for the full year 2017, compared to a Non-GAAP net income of $1.5 million for the full year 2016.

Vanda provides Non-GAAP financial information, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the sections of this press release entitled “Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information” for more detailed information regarding Non-GAAP financial information.

2018 Financial Guidance

Vanda expects to achieve the following financial objectives in 2018:

Full Year 2018 Financial Objectives	Full Year 2018 Guidance
Combined net product sales from both HETLIOZ® and Fanapt®	$180 to $200 million
HETLIOZ® net product sales	$108 to $118 million
Fanapt® net product sales	$72 to $82 million
Non-GAAP Operating expenses, excluding Cost of goods sold(1)	$163 to $173 million
Intangible asset amortization	$1.7 million
Stock-based compensation	$11 to $15 million
Year-end 2018 Cash(2)	$115 to $125 million

(1)	Non-GAAP Operating expenses, excludes Cost of goods sold, intangible asset amortization and stock-based compensation.
(2)	Year-end 2018 Cash includes the expected payment of a $25 million milestone obligation based on cumulative HETLIOZ® net product sales.

Conference Call

Vanda has scheduled a conference call for today, Wednesday, February 14, 2018, at 4:30 PM ET. During the call, Vanda’s management will discuss the fourth quarter and full year 2017 financial results and other corporate activities. Investors can call 1-888-771-4371 (domestic) or 1-847-585-4405 (international) and use passcode 46291578. A replay of the call will be available on Wednesday, February 14, 2018, beginning at 7:00 PM ET and will be accessible until Wednesday, February 21, 2018, at 11:59 PM ET. The replay call-in number is 1-888-843-7419 for domestic callers and 1-630-652-3042 for international callers. The passcode number is 46291578.

The conference call will be broadcast simultaneously on Vanda’s website, www.vandapharma.com. Investors should click on the Investor Relations tab and are advised to go to the website at least 15 minutes early to register, download, and install any necessary software or presentations. The call will also be archived on Vanda’s website for a period of 30 days.

Non-GAAP Financial Information

Vanda believes that the Non-GAAP financial information provided in this press release can assist investors in understanding and assessing the ongoing economics of Vanda’s business and reflect how it manages the business internally and sets operational goals. Vanda’s “Non-GAAP Selling, general and administrative expenses” and “Non-GAAP Research and development expenses” exclude stock-based compensation. Vanda’s “Non-GAAP Net income (loss),” “Non-GAAP Net income (loss) per share” and “Non-GAAP Operating expenses excluding Cost of goods sold” exclude stock-based compensation and intangible asset amortization.

Vanda believes that excluding the impact of these items better reflects the recurring economic characteristics of its business, as well as Vanda’s use of financial resources and its long-term performance.

This press release includes a projection of 2018 Non-GAAP Operating expenses, excluding Cost of goods sold, a forward-looking Non-GAAP financial measure under the heading “2018 Financial Guidance.” This Non-GAAP financial measure is determined by excluding cost of goods sold, stock-based compensation and intangible asset amortization. Vanda is unable to reconcile this Non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments.

These Non-GAAP financial measures, as presented, may not be comparable to similarly titled measures reported by other companies since not all companies may calculate these measures in an identical manner and, therefore, they are not necessarily an accurate measure of comparison between companies.

The presentation of these Non-GAAP financial measures is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Vanda’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these Non-GAAP financial measures. In order to compensate for these limitations, Vanda presents its Non-GAAP financial guidance in connection with its GAAP guidance. Investors are encouraged to review the reconciliation of our Non-GAAP financial measures to their most directly comparable GAAP financial measure.

About Vanda Pharmaceuticals Inc.

Vanda is a global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Various statements in this release, including, but not limited to, the guidance provided under “2018 Financial Guidance” above, are “forward-looking statements” under the securities laws. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, Vanda’s assumptions regarding its ability to continue to grow its business in the U.S. through the HETLIOZ® to Psychiatrists Initiative, among other means, Vanda’s ability to complete the clinical development and obtain regulatory approval of tradipitant for the treatment of atopic dermatitis, Vanda’s ability to successfully commercialize HETLIOZ® in Europe and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2016 and quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2017, which are on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2017, to be filed with the SEC in the first quarter of 2018. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for share and per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31 2017	December 31 2016	December 31 2017	December 31 2016
Revenues:
HETLIOZ® product sales, net	$25,010	$19,295	$89,978	$71,671
Fanapt® product sales, net	19,266	18,949	75,105	74,346

Total revenues	44,276	38,244	165,083	146,017

Operating expenses:
Cost of goods sold excluding amortization	4,791	5,272	17,848	24,712
Research and development	10,154	7,614	38,547	29,156
Selling, general and administrative	31,049	23,907	123,841	99,787
Intangible asset amortization	432	2,105	1,750	10,933

Total operating expenses	46,426	38,898	181,986	164,588

Loss from operations	(2,150)	(654)	(16,903)	(18,571)
Other income	399	154	1,472	665

Loss before income taxes	(1,751)	(500)	(15,431)	(17,906)
Provision for income taxes	87	104	136	104

Net loss	$(1,838)	$(604)	$(15,567)	$(18,010)

Net loss per share, basic and diluted	$(0.04)	$(0.01)	$(0.35)	$(0.41)

Weighted average shares outstanding, basic and diluted	44,930,832	43,968,730	44,735,146	43,449,441

VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31 2017	December 31 2016

ASSETS
Current assets:
Cash and cash equivalents	$33,627	$40,426
Marketable securities	109,786	100,914
Accounts receivable, net	17,601	20,268
Inventory	840	779
Prepaid expenses and other current assets	8,003	11,788

Total current assets	169,857	174,175

Property and equipment, net	5,306	5,015
Intangible assets, net	26,069	27,819
Non-current inventory and other	4,193	3,365

Total assets	$205,425	$210,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$20,335	$16,196
Accrued government and other rebates	23,028	34,124
Milestone obligations under license agreements	27,000	—

Total current liabilities	70,363	50,320
Milestone obligations under license agreements	—	25,000
Other non-current liabilities	3,675	3,724

Total liabilities	74,038	79,044

Stockholders’ equity:
Common stock	45	44
Additional paid-in capital	492,802	477,087
Accumulated other comprehensive income (loss)	(34)	58
Accumulated deficit	(361,426)	(345,859)

Total stockholders’ equity	131,387	131,330

Total liabilities and stockholders’ equity	$205,425	$210,374

VANDA PHARMACEUTICALS INC.

Reconciliation of GAAP to Non-GAAP Financial Information

(in thousands, except for share and per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31 2017	December 31 2016	December 31 2017	December 31 2016

Net loss	$(1,838)	$(604)	$(15,567)	$(18,010)
Adjustments:
Stock-based compensation	2,782	2,103	10,465	8,543
Intangible asset amortization	432	2,105	1,750	10,933

Non-GAAP Net income (loss)	$1,376	$3,604	$(3,352)	$1,466

Non-GAAP Net income (loss) per share, basic	$0.03	$0.08	$(0.07)	$0.03

Weighted average shares outstanding, basic	44,930,832	43,968,730	44,735,146	43,449,441

Operating expenses	$46,426	$38,898	$181,986	$164,588
Adjustments:
Cost of goods sold excluding amortization	(4,791)	(5,272)	(17,848)	(24,712)
Stock-based compensation	(2,782)	(2,103)	(10,465)	(8,543)
Intangible asset amortization	(432)	(2,105)	(1,750)	(10,933)

Non-GAAP Operating expenses excluding Cost of goods sold	$38,421	$29,418	$151,923	$120,400

Research and development	$10,154	$7,614	$38,547	$29,156
Adjustment:
Stock-based compensation	(194)	(535)	(1,152)	(2,087)

Non-GAAP Research and development	$9,960	$7,079	$37,395	$27,069

Selling, general and administrative	$31,049	$23,907	$123,841	$99,787
Adjustment:
Stock-based compensation	(2,588)	(1,568)	(9,313)	(6,456)

Non-GAAP Selling, general and administrative	$28,461	$22,339	$114,528	$93,331

COMPANY CONTACT:

Jim Kelly

Executive Vice President & Chief Financial Officer

Vanda Pharmaceuticals Inc.

(202) 734-3428

jim.kelly@vandapharma.com

SOURCE Vanda Pharmaceuticals Inc.